EXHIBIT 99.2

Sinclair Broadcast Group, Inc.

2006 Restricted Stock Awards for the Year Ended

December 31, 2005 for the Named Executive Officers

Named Executive Officer(1)	Restricted Stock Awards for the Year Ended December 31, 2005(2)
David D. Smith President and Chief Executive Officer	—
David B. Amy Executive Vice President and Chief Financial Officer	12,000
Steven Marks Chief Operating Officer – Television Group	12,000
Barry M. Faber Vice President – General Counsel	5,000
Lucy Rutishauser Vice President of Corporate Finance and Treasurer	2,000

(1)  Our named executive officers include the individual serving as Chief Executive Officer of the Company during 2005 and the four most highly compensated executive officers other than the CEO.

(2)  Restricted Stock issued pursuant to the 1996 Long Term Incentive Plan. Restricted Stock vests 25% on April 3, 2007, 25% on April 3, 2008 and 50% on April 3, 2009.